UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2025
Chain Bridge Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-42302

Delaware	20-4957796
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1445-A Laughlin Avenue, McLean, VA	22101
(Address of principal executive offices)	(Zip Code)
(703)-748-2005
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Class A common stock, par value $0.01 per share	CBNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Director
Paul W. Leavitt submitted his notice of retirement to the Board of Directors (the “Board”) of Chain Bridge Bancorp, Inc. (the “Company”), and the Board of Directors of Chain Bridge Bank, N.A. (the “Bank”), the Company’s wholly owned subsidiary, on December 4, 2025. Mr. Leavitt will retire effective December 31, 2025.
Mr. Leavitt’s retirement is pursuant to the Company’s mandatory retirement age policy for directors. Article V of the Company’s Corporate Governance Guidelines establishes a mandatory retirement age of 75 for directors. On April 15, 2025, the Board granted Mr. Leavitt a waiver from the mandatory retirement age, permitting him to stand for reelection at the Company’s 2025 Annual Meeting of Stockholders. Mr. Leavitt elected to retire at year-end to facilitate board succession planning.
Mr. Leavitt has served as a director of the Company since December 2016 and as a director of the Bank since January 2018. Further, he has served on the Company’s Audit Committee and Compensation Committee and on the Bank’s Loan Committee and Trust Oversight Committee.
Mr. Leavitt’s retirement is not the result of any disagreement with the Company, the Bank’s management, or the Boards on any matter relating to the Company’s or the Bank’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAIN BRIDGE BANCORP, INC.
(Registrant)

Date: December 10, 2025	By:	/s/ John J. Brough
		Name: Title:	John J. Brough Chief Executive Officer and Director